UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2024

Energous Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36379	46-1318953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3590 North First Street, Suite 210
San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 963-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	WATT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 15, 2024, Energous Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor, providing for the issuance and sale by the Company, in a registered direct offering (the “Offering”), of (i) 570,000 shares of the Company’s common stock, par value $0.00001 (“Common Stock”), (ii) pre-funded warrants to purchase up to 450,409 shares of Common Stock (the “Pre-Funded Warrants”), and (iii) warrants to purchase up to an aggregate of 1,020,409 shares of Common Stock (the “Warrants”). Each share of Common Stock and Pre-Funded Warrant is being offered and sold together with an accompanying Warrant at a combined price of $1.96 per share of Common Stock or Pre-Funded Warrant and accompanying Warrant, as applicable. Each Pre-Funded Warrant and Warrant is exercisable at any time on or after the date of issuance to purchase one share of Common Stock at a price of either $0.001 per share, in the case of the Pre-Funded Warrants, or $1.84 per share, in the case of the Warrants. The Pre-Funded Warrants expire when they are exercised in full and the Warrants expire five years from the date of issuance.

The Offering closed on February 20, 2024. The Company expects to receive net proceeds of approximately $1.7 million from the Offering, after deducting placement agent fees and estimated offering expenses payable by the Company.

The Offering was made pursuant to a prospectus supplement dated February 15, 2024, and a base prospectus dated December 16, 2021, which is part of a registration statement on Form S-3 (File No. 333-261087) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 15, 2021 and became effective on December 16, 2021. The Company does not plan to apply to list the Pre-Funded Warrants or the Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

The Purchase Agreement contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations and ongoing covenants of the Company.

The foregoing descriptions of the Pre-Funded Warrants, Warrants, and the Purchase Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of such documents, copies of which are attached as Exhibit 4.1, Exhibit 4.2, and Exhibit 10.1, respectively, to this Current Report on Form 8-K (this “Report”) and are incorporated herein by reference.

The legal opinion and consent of Perkins Coie LLP relating to the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 to this Report.

Item 8.01.	Other Events

On February 15, 2024, the Company issued a press release announcing the pricing of the Offering described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

4.2	Form of Warrant.

5.1	Opinion of Perkins Coie LLP.

10.1	Form of Securities Purchase Agreement.

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).

99.1	Press release dated February 15, 2024.

104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

Date: February 20, 2024	By:	/s/ Cesar Johnston
Cesar Johnston
President and Chief Executive Officer